UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 29, 2006
NACCO Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-9172	34-61505819

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5875 Landerbrook Drive Cleveland, Ohio		44124-4017

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (440) 449-9600

N/A

(Former name or former address, if changed since last report.)
     Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On August 29, 2006, NMHG Oregon, LLC, a wholly owned subsidiary of NACCO Industries, Inc. and NACCO Materials Handling Group, Inc. (“NMHG”), entered into an Agreement for Services (the “Consulting Agreement”) with Reginald R. Eklund, the former President and Chief Executive Officer of NMHG. Mr. Eklund retired from NMHG on June 30, 2006.
     Under the Consulting Agreement, which is effective as of July 1, 2006, Mr. Eklund agrees to continue to perform services as an independent director of Sumitomo NACCO Materials Handling Co., Ltd., a 50% joint venture between NMHG and Sumitomo Heavy Industries, which is located in Japan. Mr. Eklund will receive fees in the amount of $3,000 per day for services as an independent director and $1,500 per day for travel pay, as well as reimbursement for documented travel and entertainment expenses. The Consulting Agreement may be terminated by either party upon written notice.
     The Consulting Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1 and is hereby incorporated herein by reference. The foregoing summary of the Consulting Agreement is qualified in its entirety by reference to the full text of the Consulting Agreement, which is attached hereto as Exhibit 10.1.
Item 9.01 Financial Statements and Exhibits.
          (d) Exhibits.

Exhibit No.	Exhibit Description

10.1	Agreement for Services between NMHG Oregon, LLC and Reginald R. Eklund, Effective July 1, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NACCO INDUSTRIES, INC.
By:	/s/ Charles A. Bittenbender
Name:	Charles A. Bittenbender
Title:	Vice President, General Counsel and Secretary

Date: September 6, 2006

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Agreement for Services between NMHG Oregon, LLC and Reginald R. Eklund, Effective July 1, 2006

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